Exhibit 14

EXECUTIVE OFFICERS AND DIRECTORS

OF

AXA FINANCIAL, INC.

The names of the Directors and the names and titles of the Executive Officers of AXA Financial, Inc. (“AXF”), which is the sole member of AXA Equitable Financial Services, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director’s or Executive Officer’s business address is that of AXF at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXF and each individual is a United States citizen.

Name, Business Address	Present Principal Occupation
Josh Braverman	Senior Executive Vice President and Treasurer Senior Executive Director and Treasurer, AXA Equitable Life Insurance Company

* Thomas Buberl (1) AXA 25, avenue Matignon 75008 Paris France	Chief Executive Officer, AXA Chairman of the Board, AXF

Marine de Boucaud	Senior Executive Vice President and Chief Human Resources Officer Senior Executive Director and Chief Human Resources Officer, AXA Equitable Life Insurance Company

* Ramon de Oliveira (1) 580 Park Avenue New York, NY 10065	Managing Director, Investment Audit Practice, LLC

* Barbara Fallon-Walsh	Former Head of Institutional Retirement Plan Services, The Vangaurd Group, Inc.

Dave S. Hattem	Senior Executive Vice President and General Counsel Senior Executive Director and General Counsel, AXA Equitable Life Insurance Company

Mike Healy	Senior Executive Vice President and Chief Information Officer Senior Executive Director and Chief Information Officer, AXA Equitable Life Insurance Company

Name, Business Address	Present Principal Occupation
Adrienne Johnson	Senior Executive Vice President and Chief Transformation Officer Senior Executive Director and Chief Transformation Officer, AXA Equitable Life Insurance Company

* Daniel G. Kaye	Former partner at Ernst & Young

Anders Malmström (3)	Senior Executive Vice President and Chief Financial Officer Senior Executive Director and Chief Financial Officer, AXA Equitable Life Insurance Company

* Kristi A. Matus	Former Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc.

* Mark Pearson (2)	President and Chief Executive Officer Chairman of the Board and Chief Executive Officer, AXA Equitable Life Insurance Company

* Bertram L. Scott Novant Health 108 Providence Road Charlotte, NC 28207	Senior Vice President of population health

* George Stansfield	Group General Secretary, AXA

* Richard C. Vaughan	Former Executive Vice President and Chief Financial Officer, Lincoln Financial Group

Brian Winikoff

Senior Executive Vice President and Head of U.S. Life, Retirement and Wealth Management

Senior Executive Director and Head of U.S. Life, Retirement and Wealth Management, AXA Equitable Life Insurance Company

*	Director
(1)	Citizen of the Republic of France
(2)	Citizen of the United Kingdom
(3)	Citizen of Switzerland